UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2023

PHIO PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2023, Phio Pharmaceuticals Corp., a Delaware corporation (the “Company”), entered into an inducement letter agreement (the “Inducement Letter Agreement”) with certain holders (the “Holders”) of certain of its existing warrants to purchase up to an aggregate of 2,130,252 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), originally issued to the Holders on dates between October 2018 and June 2023 with an exercise price of $5.40 or $4.03 per share, as applicable (the “Existing Warrants”).

The shares of Common Stock issuable upon exercise of the Existing Warrants are registered pursuant to one of several effective registration statements on Form S-1 (File Nos. 333-227173, 333-227617, 333-234032, 333-238204, 333-239779, 333-271521 and 333-272526) and Form S-3 (File No. 333-252588), as applicable.

Pursuant to the Inducement Letter Agreement, the Holders agreed to exercise for cash the Existing Warrants at a reduced exercise price of $1.33 per share in consideration of the Company’s agreement to issue new unregistered Series A Warrants (the “Series A Warrants”) to purchase up to 2,270,320 shares of Common Stock and new unregistered Series B Warrants (the “Series B Warrants” and, together with the Series A Warrants, the “New Warrants”) to purchase up to 1,990,184 shares of Common Stock (collectively, the “New Warrant Shares”), issued and sold at a price of $0.125 per New Warrant (which purchase price was included in the reduced $1.33 per share exercise price of the Existing Warrants). The Series A Warrants will have an exercise price of $1.08 per share, will be exercisable immediately upon issuance and have a term equal to five and one-half years from the date of issuance. The Series B Warrants will have an exercise price of $1.08 per share, will be exercisable immediately upon issuance and have a term of equal to eighteen months from the date of issuance.

The Company has agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if it is not eligible to utilize Form S-3) providing for the resale of the New Warrant Shares issuable upon the exercise of the Series A Warrants and Series B Warrants (the “Resale Registration Statement”), within 20 calendar days from the date of the Inducement Letter Agreement. Pursuant to the Inducement Letter Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents or file any registration statement or any amendment or supplement to any existing registration statement (other than the resale registration statement contemplated by the Inducement Letter Agreement and described above) for a period of 30 calendar days after the closing of the offering.

The gross proceeds to the Company from the exercise of the warrants are expected to be approximately $2.8 million, prior to deducting placement agent fees and estimated offering expenses. The closing of the offering occurred on or about December 8, 2023.

On October 31, 2023, the Company entered into an engagement letter with H.C. Wainwright & Co., LLC (the “Wainwright”), as amended on December 6, 2023, pursuant to which Wainwright agreed, among other things, to serve as the exclusive placement agent for the Company, on a reasonable best-efforts basis, in connection with the above-mentioned transaction. The Company will pay Wainwright (i) an aggregate cash fee equal to 7.5% of the gross proceeds from the exercise of the Existing Warrants and (ii) a management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Existing Warrants. In connection with the above-mentioned offering, the Company also agreed to pay Wainwright $35,000 for non-accountable expenses, $50,000 for accountable expenses and $15,950 for clearing fees. Additionally, in connection with the above-mentioned offering, the Company agreed to issue to Wainwright or its designees as compensation, warrants to purchase up to 159,769 shares of Common Stock, equal to 7.5% of the aggregate number of Existing Warrants exercised in the offering (the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five and one half years from the closing of the offering and an exercise price of $1.66 per share of Common Stock.

The foregoing summaries of the Inducement Letter Agreement, the New Warrants and the Placement Agent Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference. The description of the terms of the Inducement Letter Agreement, the New Warrants and the Placement Agent Warrants are qualified in their entirety by reference to such exhibits.

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Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the New Warrants, and New Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder are incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On December 7, 2023, the Company issued a press release announcing the pricing of the offering. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Series A/B Warrant, dated December 8, 2023.
4.2	Form of Placement Agent Warrant, dated December 8, 2023.
10.1	Form of Inducement Letter Agreement, dated December 6, 2023, by and between Phio Pharmaceuticals Corp. and the Holders.
99.1	Press release issued by the Company on December 7, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: December 8, 2023	By:	/s/ Robert Bitterman
Robert Bitterman President & Chief Executive Officer

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